Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 1, 2003

Dialog Group, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 000-30294

Delaware . (State or other jurisdiction of incorporation or organization )	87-0394290 (I.R.S. Employer Identification No.)

Twelfth Floor, 257 Park Avenue South, New York, NY 10010
(Address of Principal Executive Offices)

212-254-1917
(Registrants Telephone number, including area code)

ITEM 2. Acquisition or Disposition of Assets.

Effective March 1, 2003, Registrant, Dialog Group, Inc. (“DGI”), completed the merger of HealthCare Dialog, Inc. and IP2M, Inc. into separate, wholly owned subsidiaries. Shortly thereafter, at the beginning of the second quarter, DGI completed the acquisition of Healthcare Horizons, Inc (“HCH”) and the assets of Azimuth Target Marketing, Inc.

As a result, DGI can conceive and execute a comprehensive program for its health care and other clients and execute it with DGI’s specialized data bases and services and unique channel of communication. The new, united company combines depth of healthcare knowledge and broad strategic and creative services with the information and channels to quickly achieve their clients’ objectives.

Healthcare Dialog Acquisition

On November 6th, 2002, Registrant (“DGI”) entered into an Agreement for Merger (the “Agreement”), with Healthcare Dialog, Inc. (“HCD”). On February 27th, 2003, the Agreement was amended and the merger was consummated. It became effective on March 1, 2003

Description of Healthcare Dialog, Inc. (HCD)

Healthcare Dialog, Inc. is a leading provider of relationship marketing communications services to the healthcare industry. Healthcare Dialog provides pharmaceutical companies with a suite of integrated healthcare-specific campaign creation and management capabilities – including strategic and creative services, interactive communication services, patient/consumer target identification, and database enhancement and management services. Combining these services into integrated programs, Healthcare Dialog creates, launches, and continually upgrades a wide range of targeted and highly customizable direct and interactive marketing campaigns. Clients rely on Healthcare Dialog to help establish and build more valuable and longer lasting relationships with physicians, patients, and consumers over a broad array of permission-based contact points, including Internet websites, opt-in e-mails, digital, on-demand print, direct mail and telemarketing. Healthcare Dialog provides clients with comprehensive healthcare expertise, access to databases of more than 100 million households, experience in scalable mass personalization distribution technology, capabilities in syndicated marketing campaigns and track record of successfully delivering professional results.

Past and present Healthcare Dialog clientele includes global pharmaceutical leaders such as Novartis AG and Schering-Plough Corp., Pfizer and Taro. Healthcare Dialog partners with numerous client-side brand teams and sales force management teams and wide ranging experience with both mass market and niche client brands, including such household names as Lamasil® and Coppertone®. Because of its in-house content development and media production capabilities, Healthcare Dialog also provides its services to other industries.

     Healthcare Dialog faces four types of competitors: specialty healthcare advertising agencies like Nelson Communication Inc. or Rapp Collins, traditional advertising firms such as Lowe Healthcare or Grey Healthcare, Internet agencies like SimStar, and pharmaceutical companies in-house advertising and marketing departments. What makes Healthcare Dialog different is the breath of its services and its ownership of its own data sources.

Description of the Transaction

Upon consummation of the merger between Healthcare Dialog and a wholly owned subsidiary of DGI, the Registrant issued 30,075,219 shares of its Common and 183,235 shares of its Class B-1 Preferred to the present Healthcare Dialog shareholders. This is intended to equal the number of shares outstanding before the transaction plus an estimated number of shares that will be issued to complete DGI’s financing program.

The amended agreement called for an additional $1,650,000 in financing. Cater Barnard had agreed to assure that at least $650,000 will be raised and had agreed to post negotiable collateral against its obligation to purchase up to 3,513,514 shares of DGI Common Stock. On April 7, 2003 Cater Barnard was released from this obligation in exchange for the cancellation of 3,500,000 of its shares of DGI Common Stock

IP2M Acquisition

On December 23, 2002 DGI entered into a letter of intent relative to its proposed acquisition of IP2M, Inc. (“IP2M”). On February 24, 2003, DGI and IP2M concluded an Agreement for Merger providing that IP2M would merge with a subsidiary of DGI. The merger became effective March 1, 2003.

Description of IP2M

IP2M is a marketing company that has developed a unique marketing platform in healthcare that integrates radio, television, and the Internet to assist clients in targeting consumers. IP2M offers a national solution using the existing loyalty of the local radio and television stations to drive traffic to the clients content and advertising within the IP2M platform.

IP2M offers its clients
•	Specialized advertising, marketing, and promotional programs to targeted consumers at competitive rates
•	Broad coverage through exclusive content partnerships with leading media companies (including Clear Channel Radio, Morris Communications, Nassau Media Partners, Hispanic Broadcasting, Granite Broadcasting Corp. and through Internet Broadcasting Systems (IBS) with Hearst Television, Post Newsweek Television, McGraw Hill Television, and Freedom Television.)
•	Proprietary content and distribution technology.

Typically, IP2M will provide healthcare-related content to a media partner’s branded website and sell the entire “package” of radio, television and online media to its healthcare customers.  Through its media partnerships, IP2M has immediate access to over 1,000 radio and television stations and an audience in excess of 100,000,000 people.  Each of these radio and television stations is sending consumers to their websites. Thus, IP2M receives the benefit of its media partners’ existing website viewers.  IP2Ms unique technology allows it to distribute different content and advertising to each site based on market and demographics in a scalable manner.  Through its network of thousands of websites, radio and television stations, IP2M is able to reach and specifically target millions of consumers on a nation-wide basis and provide customization based on product and market segmentation.  As IP2M integrates all media, it has become a “one stop shop” offering clients cost-efficiencies that they cannot find anywhere else in the $15 billion healthcare advertising market.

IP2M tracks results, supplies objective performance measures, and is able to maximize its clients’ return on investment.  Clients have found IP2M’s health channel to be 5 times more effective than print media alone and 10 times more effective than the Internet without any broadcast support in directing viewers to the clients’ own website.

IP2M’s internet advertising efforts compete with companies like WebMD and America on Line and its broadcast services compete with other radio networks. Its competitive edge is the local associations IP2M achieves for its clients’ messages through the association with the local media.

IP2M’s clients for 2002 included Roche Pharmaceutical, Pfizer, GlaxoSmithKline, Depuy Johnson & Johnson, Takeda Pharmaceuticals, Novartis, St Luke’s Hospital and Quality Medical Management. Each client has extended its campaign, engaged IP2M for additional brands, or placed IP2M on its 2003 media plan.

Description of the Transaction

Upon consummation of the merger between IP2M and a wholly owned subsidiary of DGI, the Registrant issued 6,191,029 shares of its Common Stock and 44,312 shares of its Class B-1 Preferred Stock to the present IP2M shareholders. This is intended to approximate ten (10%) percent of the number of shares of each class outstanding after these transactions. After the closing, the IP2M shareholders may share approximately 700,000 additional shares of Common Stock if certain financial goals are met. In addition, upon the consummation of the transaction described below in “Additional Acquisitions” an additional 589,710 shares of Common Stock and 3,593 shares of Class B-1 Preferred Stock were issued to the IP2M shareholders. All the shares issued for the IP2M owners are held in escrow to secure the accuracy of their representations.

Corporate Control

Of the approximately 71,000,000 common shares which will be outstanding after the consummation of both transactions and the immediate anticipated financings, Stephen Dean controls approximately 27% of the Common Stock. As a result of the transactions, Peter V. DeCrescenzo will hold approximately 26% Common Stock and 38% of the Preferred Stock of DGI. In addition, he has been appointed chairman, President, and CEO. As a result, he has joined Stephen Dean, DGI’s former Chairman, as a controlling person of DGI.

The Agreement relating to the HealthCare Dialog merger required that the initial post merger Board of Directors consist of two people nominated by Stephen Dean and two by HealthCare Dialog, a company then controlled by Peter DeCrescenzo, as well as one person selected jointly. At the conclusion of the transaction, there were four Directors, Stephen Dean, Peter V. DeCrescenzo, Vincent DeCrescenzo, Sr. and Adrian Stecyk. Subsequently, Mr. Dean retired as a Director and as Chairman of the Board to make way for two independent directors who will be elected at the May 28, 2003 Annual Meeting.

HCH/Azimuth Acquisition

On April 18th, 2003, DGI acquired the remaining outstanding shares of HCH. and the assets of Azimuth. The acquisition price is 5,307,392 shares of Common Stock and 32,336 shares of Preferred Stock.

HCH and Azimuth are owners and distributors of demographic, disease, and healthcare information. Their permission-based data acquisition and management system offers their clients a superior level of market intelligence providing them with an unprecedented opportunity to market on a one-to-one basis.

Description of DGI’s Current Subsidiaries

DGI provides direct mail and telemarketing services through its wholly owned subsidiary ThinkDirectMarketing, Inc. (TDMI) and its subsidiary Direct Mail Quotes, LLC (“DMQ”) and virus protection software through Findstar, plc, its British subsidiary. TDMI designs, develops and distributes online products and services that automate and streamline direct marketing processes and provides marketing and sales solutions for customer acquisition and customer retention for small to mid-size companies. TDMI has developed a scaleable and complementary line of data management products and professional direct mail services. TDMI partners include: United States Postal Service, Microsoft, Avery Dennison, Acxiom, Claritas, Artisoft and Interactive Intelligence. Findstar is a sales led organization with telemarketing capabilities currently responsible for the sale and distribution of Panda Software anti-virus software and products in the UK. It also provides a platform for TDMI’s, HCD’s, and IP2M’s launches into the UK and Europe.

Debt and Stock Conversion

At the end of the last fiscal year, as a condition precedent to these acquisitions, Cater Barnard exchanged $2,354,815 of DGI’s debt to it for 9,274,280 shares of DGI Common Stock. On April 9, 2003 Cater Barnard converted its 142,810 shares of Class B Preferred Stock into 5,712,400 shares of DGI Common Stock.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

These are the audited and pro forma financial statements required as a result of the acquisition of all of the equity of Healthcare Dialog, Inc.(“HealthCare Dialog”) and IP2M, Inc. (“IP2M”) as described in more detail in Item 2 above. A discussion of these divisions’ operating results, together with those of the Company’s other divisions, may be found in the Report on Form 10-QSB for the three months ended March 31, 2003 to be filed by May 20, 2003

Healthcare Dialog, Inc. and Subsidiaries

Independent Auditors Report	F-1

Consolidated Financial Statements:

Balance Sheet as of December 31, 2002	F-2

Statements of Operations for the years ended December 31, 2002 and 2001	F-3

Statements of Stockholders’ Equity (Deficiency) for the years ended December 31, 2002 and 2001	F-4

Statements of Cash Flows for the years ended December 31, 2002 and 2001	F-5

Notes to Financial Statements	F-6 to F-14
IP2M, Inc.

Independent Auditors’ Report	F-15

Financial Statements:

Balance Sheet as of December 31, 2002	F-16

Statement of Operations for the year ended December 31, 2002	F-17

Statement of Stockholders’ Deficiency for the year ended December 31, 2002	F-18

Statement of Cash Flows for the year ended December 31, 2002	F-19

Notes to Financial Statements	F-20 to F-29
Dialog Group, Inc. and Subsidiaries

Introduction to Unaudited Pro-Forma Combined Financial Information	F-30 to F-31

Unaudited Pro-Forma Balance sheet as of December 31, 2002	F-32

Unaudited Pro-Forma Statement of Operations for the year ended December 31, 2002	F-33

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
Healthcare Dialog, Inc. and Subsidiaries
New York, NY

We have audited the accompanying consolidated balance sheet of Healthcare Dialog Group, Inc. and Subsidiaries (“the Company”) (a Delaware Corporation) as of December 31, 2002, and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for each of the two years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Dialog, Inc. and Subsidiaries as of December 31, 2002, and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has significant accumulated deficiencies, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berenfeld, Spritzer, Shechter & Sheer

Miami, Florida
April 30, 2003

\Berenfeld, Spritzer, Shechter & Sheer\

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2002

ASSETS

CURRENT ASSETS:
Cash	$94,390
Accounts receivable	104,275
Other receivable	30,800
Prepaid expenses and other current assets	41,257

Total current assets	270,722

PROPERTY AND EQUIPMENT, NET	96,374

OTHER ASSETS	26,520

TOTAL ASSETS	$393,616

LIABILITIES AND STOCKHOLDERS DEFICIENCY

CURRENT LIABILITIES:
Bank line of credit	$100,444
Accounts payable	497,566
Accrued expenses	91,617
Deferred revenue	330,932
Loans payable to shareholders	158,564

Total current liabilities	1,179,123

COMMITMENTS AND CONTINGENCIES	–

STOCKHOLDERS DEFICIENCY:

Common stock, $0.01 par value; 20,000,000 shares authorized;
1,179,937 shares issued and outstanding	11,800
Additional paid-in-capital	1,755,035
Accumulated deficit	(2,552,342)

Total stockholders deficiency	(785,507)

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIENCY	$393,616

The accompanying notes are an integral part of these financial statements.

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001

REVENUES	$3,433,880	$5,754,024

COST OF REVENUES	2,107,360	3,408,648

GROSS PROFIT	1,326,520	2,345,376

OPERATING EXPENSES:

Payroll and payroll related expenses	509,208	908,661
Selling and marketing	167,937	254,998
Depreciation and amortization	31,177	413,777
Loss on goodwill impairment	624,859	–
Loss on website impairment	300,000	–
Loss on trademark impairment	15,625	–
Loss on fixed assets impairment	95,067	–
Other general and administrative expenses	770,268	834,319

Total Operating Expenses	2,514,141	2,411,755

LOSS FROM OPERATIONS	(1,187,621)	(66,379)

OTHER INCOME (EXPENSES):

Interest expense	(45,074)	(63,220)
Other income	112,642	43,650
Other expenses	(292,198)	–

Net Other Expenses	(224,630)	(19,570)

LOSS BEFORE MINORITY INTEREST	(1,412,251)	(85,949)

MINORITY INTEREST	24,366	1,328

NET LOSS	$(1,387,885)	$(84,621)

The accompanying notes are an integral part of these financial statements.

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

CONDOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIENCY)

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

			ADDITIONAL
	COMMON STOCK		PAID-IN	ACCUMULATED
	SHARES	AMOUNT	CAPITAL	DEFICIT	TOTAL

Balance, January 1, 2001	–	$–	$–	$–	$–

Healthcare Dialog, Inc. (“HDC”)	390,000	3,900	496,100	(1,082,338)	(582,338)
P.V.D and Partners (“PVD”)	20,000	10,000	–	2,502	12,502

Total prior to merger	41 0,000	13,900	496,100	(1,079,836)	(569,836)

Shares issued in PVD acquisition	495,000	4,950	–	–	4,950

Reverse merger adjustments	(20,000)	(10,000)	5,050	–	(4,950)

Balance after PVD acquisition	885,000	8,850	501,150	(1,079,836)	(569,836)

Shares issued in acquisition of
CLP Graphics Center, Inc. (“CLP”)	27,750	278	445	–	723

Shares issued in acquisition of
QD Corporation ("QD")	267,187	2,672	1,253,440	–	1,256,112

Net loss for the year ended
December 31, 2001	–	–	–	(84,621)	(84,621)

Balance, December 31, 2001	1,179,937	11,800	1,755,035	(1,164,457)	602,378

Net loss for the year ended
December 31, 2002	–	–	–	(1,387,885)	(1,387,885)

Balance, December 31, 2002	1,179,937	$11,800	$1,755,035	$(2,552,342)	$(785,507)

The accompanying notes are an integral part of these financial statements.

HEALTHCARE DIALOG, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
Cash Flows from Operating Activities:
Net loss	$(1,387,885)	$(84,621)
Adjustments to reconcile net loss to net cash used in (provided by) operating activities:
Depreciation and amortization	31,177	413,777
Minority interest	(24,366)	(1,328)
Loss on goodwill impairment	624,859	–
Loss on website impairment	300,000	–
Loss on trademark impairment	15,625	–
Loss on fixed assets impairment	95,067	–
Loss on debt forgiveness	207,562	–
Changes in operating assets andliabilities:
(Increase) decrease in:
Accounts receivable	165,257	502,980
Other current receivable	(30,800)	–
Prepaid expenses and other current assets	9,068	(25,052)
Increase (decrease) in:
Accounts payable	(91,281)	36,828
Accrued expenses	32,408	(97,336)
Deferred revenue	28,009	181,746

Net Cash (Used in) Provided by Operating Activities	(25,300)	926,994

Cash Flows from Investing Activities:
Purchase of property and equipment	(6,550)	(378,681)

Net Cash Used in Investing Activities	(6,550)	(378,681)

Cash Flows from Financing Activities:
Loans from shareholders	6,770	–
Repayment of loans from shareholders	–	(115,128)
Loans to affiliates	–	(5,791)
Repayment of long-term debt	(121,457)	(222,169)

Net Cash Used in Financing Activities	(114,687)	(343,088)

Net increase (decrease) in cash	(146,537)	205,225
Cash, beginning of period	240,927	35,702

Cash, end of period	$94,390	$240,927

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid during the period	$45,074	$55,284

Income taxes paid during the period	$–	$–

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:
Common stock issued in acquistion of CLP and QD	$–	$1,256,835

The accompanying notes are an integral part of these financial statements.

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND CAPITALIZATION

Healthcare Dialog, Inc., (the “Company”) was incorporated on August 24, 2000, under the laws of the State of Delaware. In January and February 2001, the Company acquired three similar businesses, P.V.D and Partners (“PVD”), CLP Graphics Center, Inc. (“CLP”), and QD Corporation (“QD”). See Note 2.

The Company’s authorized capital stock consists of 20,000,000 shares of common stock, $0.01 par value per share.

NATURE OF OPERATIONS

The Company and its subsidiaries provide pharmaceutical companies with interactive, strategic and creative services. PVD provides full-service creative and strategic healthcare marketing services. CLP provides multimedia graphic design and production services. QD manages sophisticated promotional websites, provides interactive training and education CD-ROMs, and generates Internet marketing and e-mail campaigns.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Healthcare Dialog, Inc. and its wholly-owned and majority-owned subsidiaries, PVD, CLP, and QD. All significant intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenues from long-term service contracts are recorded on the basis of percentage of completion on individual contracts. Progress-to-completion is determined by labor hours incurred. Under this method, revenue is recognized as work progresses in the ratio that labor hours incurred bear to estimated total labor hours. Payments received in advance are recorded as deferred revenue until they are earned. Deferred revenue as of December 31, 2002 amounted to $330,932.

Cost of these services primarily include payroll and payroll related costs, direct materials and services, and other qualifying direct costs. Costs of services are expensed as incurred.

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH EQUIVALENTS

Short-term investments with original maturities of 90 days or less from the date of acquisition are classified as cash equivalents. The Company did not have cash equivalents as of December 31, 2002.

CONCENTRATION OF CREDIT RISK

Cash

The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. From time to time, the Company had cash in financial institutions in excess of federally insured limits. As of December 31, 2002, the Company had cash in excess of FDIC limits of approximately $86,900.

Major Customers

During 2002 and 2001, revenue earned from two major customers amounted to approximately 99% and 97%, respectively, of total revenue.

ACCOUNTS RECEIVABLE

The Company conducts business and extends credit based on the evaluation of its customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. Recoveries of accounts previously written off are recognized as income in the periods in which the recoveries are made. As of December 31, 2002, no allowance was deemed necessary as all receivables were collected subsequent to year-end.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets generally five years.

Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense currently. Any gain or loss on disposition of assets is recognized currently.

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GOODWILL

Goodwill is calculated at the time of an acquisition as the difference between the fair value of consideration tendered as compared to the aggregate fair values of the acquired reporting unit’s individual assets and liabilities. The Company evaluates the recoverability of goodwill separately for each applicable business reporting unit at least annually, or whenever facts, circumstances or events suggest that goodwill may be impaired.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts using enacted rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising costs during the years ended December 31, 2002 and 2001 were not material.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are charged to operations as incurred until such time as both technological feasibility is established and future economic benefit is assured. These costs primarily consist of salaries, development materials, supplies and applicable overhead expenses of personnel directly involved in the research and development of new technology and products.

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, accrued liabilities and loans and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

COMPENSATED ABSENCES

The Company does not accrue for compensated absences and recognizes the costs of compensated absences when actually paid to employees. Accordingly, no liability for such absences has been recorded in the accompanying consolidated financial statements. Management believes the effect of this policy is not material to the accompanying consolidated financial statements.

SOFTWARE DEVELOPMENT COSTS

Costs of software applications developed (website development) or obtained for internal use that are incurred during the applications development stage are capitalized in accordance with SOP No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Costs incurred in the planning stage are expensed as incurred. Costs incurred in connection with the development stage are capitalized during the application development stage and amortized over their estimated useful lives. Costs incurred during the post-implementation operation stage are expensed as incurred.

In 1998, the Company capitalized approximately $1 million of costs incurred for material, consultants, payroll and other related costs. Those costs were being amortized over 5 years. See Note 5.

MINORITY INTEREST IN SUBSIDIARIES

Minority interest reported in the accompanying consolidated statements of operations represents the minority shareholders’ of the subsidiaries, QD Corporation and CLP Graphics, Inc. (See Note 2), portion of income or loss, 6.3% and 7.5%, respectively. The minority interest reported in the consolidated balance sheet reflects the original investment by these minority shareholders in the consolidated subsidiaries, along with their proportional share of the earnings or losses of these subsidiaries in subsequent periods. Minority interest in the net loss of subsidiaries for the years ended December 31, 2002 and 2001 were $24,366 and $1,328, respectively.

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 2 -	BUSINESS ACQUISITIONS

On January 1, 2001, the Company acquired all of the outstanding capital stock of PVD, a company controlled by the Company’s shareholders, in exchange for 495,000 shares of the Company’s common stock. Since the Company did not have activities prior to that acquisition, and since this exchange of shares occurred between entities under common control, the acquisition was recorded as a reverse acquisition, with no recognition of goodwill. The Company recorded the assets and liabilities of PVD at their carryover basis, which was the book value of those assets and liabilities on the date of the acquisition. The historical stockholders’ equity of PVD prior to the merger was retroactively restated to the equivalent number of shares received in the merger and the difference between the par values of the shares exchange was recorded as additional paid in capital.

On January 1, 2001, the Company acquired 92.50% of the outstanding capital stock of CLP, a company partially owned by the Company’s shareholders, in exchange for 27,750 shares of the Company’s common stock. This acquisition was recorded under the purchase method of accounting. The portion of assets and liabilities owned by the shareholders with common control, 75%, were recorded at their carryover basis. The remaining net assets acquired from the minority shareholders were recorded at their fair value. The excess of the value of the shares of stock issued over the fair value of the net assets acquired of $51,186 was recorded as goodwill.

On January 1, 2001, the Company acquired 93.70% of the outstanding capital stock of QD, a company partially owned by the Company’s shareholders, in exchange for 267,187 shares of the Company’s common stock. This acquisition was recorded under the purchase method of accounting. The portion of assets and liabilities owned by the shareholders with common control, 59.80%, were recorded at their carryover basis. The remaining net assets acquired from the minority shareholders were recorded at their fair value. The excess of the value of the shares of stock issued over the fair value of the net assets acquired of $707,155 was recorded as goodwill.

NOTE 3 -	GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America, which assume the continuity of the Company to continue as a going concern. However, the Company has incurred substantial losses resulting in an accumulated deficit of approximately $2,552,000 as of December 31, 2002. The Company’s current liabilities exceed current assets by approximately $908,000, at December 31, 2002. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern.

Management’s plans with regards to these issues are as follows:

•	Merger with Dialog Group, Inc. as described in Note11. Management believes that substantial cost savings will incur as a result of the merger.

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 3 -	GOING CONCERN CONSIDERATIONS (CONTINUED)

•	Reduction of all-unnecessary expenses and elimination of staff down to the minimum level.

Presently, the Company cannot ascertain the eventual success of management’s plans with any degree of certainty. The accompanying consolidated financial statements do not include any adjustments that might result from the eventual outcome of the risks and uncertainty described above.

NOTE 4 -	PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2002:

Computer software and equipment	$94,326
Office furniture and equipment	70,920
Leasehold improvement	48,534

213,780
Less: Accumulated depreciation	(117,406)

Property and equipment, net	$96,374

Depreciation expense was $31,177 and $413,777 for the years ended December 31, 2002 and 2001, respectively.

During 2002, management determined that the fair value of certain computers and office equipment was less than their current book value. Accordingly, the Company recorded a loss on fixed assets impairment of approximately $95,000.

NOTE 5 -	INTANGIBLE ASSETS

As mentioned in Note 2, during 2001, the acquisitions of CLP and QD resulted in goodwill of $51,186 and $707,155, respectively. During 2002, the Company evaluated the recoverability of goodwill and determined that it was impaired. As a result, the unamortized balances were written off, resulting in a loss on goodwill impairment of approximately $625,000.

During 2002, the Company determined that its website and trademark had no remaining value. As a result, loss on website impairment and trademark impairment of $300,000 and $15,625, respectively, were recorded during 2002.

NOTE 6 -	LINE OF CREDIT

The Company has a $115,000 revolving credit arrangement with a commercial bank for general corporate purposes which is renewable every year until October 13, 2004. The line of credit bears interest at prime plus 2% (6.25% as of December 31, 2002), and an annual fee of $1,150. The outstanding principal balance as of December 31, 2002 amounted to $100,444. The line of credit is personally guaranteed by one of the Company’s shareholders.

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 7 -	INCOME TAXES

At December 31, 2002, the Company had federal and state net operating losses of approximately $5,460,000, that are subject to annual limitations through 2021. The losses are available to offset future taxable income.

The temporary differences that give rise to deferred tax assets and liabilities at December 31, 2002 and 2001 were approximately as follows:

	2002	2001

Deferred tax assets:
Net operating losses	$2,129,000	$1,588,000
Goodwill amortization	–	37,000

Total deferred tax assets	2,129,000	1,625,000
Less: valuation allowance	(2,129,000)	(1,625,000)
Net deferred tax liabilities	–	–

Net deferred tax assets	$–	$–

In assessing the amount of deferred tax asset to be recognized, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. It is not possible at this time to determine that the deferred tax asset is more likely to be realized than not. Accordingly, a full valuation allowance has been established.

Various tax laws imposed substantial restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change”, as defined by the Internal Revenue Code. A change of ownership of greater than 50% of a corporation within a three-year period will place an annual limitation on a corporation’s ability to utilize its existing tax benefit carryforwards. Under such circumstances, the potential benefits from utilization of the tax loss carryforwards as of that date may be substantially limited or reduced on an annual basis.

The effective tax rate for the periods ended December 31, 2002 and 2001 are as follows:

U.S statutory tax rate	35%
State and local taxes	4
Less: Valuation allowance	(39)

Effective tax rate	0%

NOTE 8 -	EMPLOYEE SAVINGS PLANS

The Company maintains two Section 401(k) Profit Sharing Plans (the “Plans”). Under the plans, eligible employees may voluntarily contribute up to 15% of their compensation not to exceed the maximum allowed by the applicable Internal Revenue Service guidelines. The Company matches employee contributions to the Plans on a

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 8 -	EMPLOYEE SAVINGS PLANS (CONTINUED)

discretionary basis, which the Company determines at the end of each plan year. Contribution expenses relating to the Plans were $25,507 and $26,805 for the years ended December 31, 2002 and 2001, respectively.

NOTE 9 -	COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company leases its main office under a noncancelable operating lease and an apartment from a related party (See Note 10), under a noncancelable operating lease. These leases expire in 2004.

Future minimum annual rentals under noncancelable operating leases having initial remaining terms of one year or more consist of the following:

Year ending:
2003	$200,949
2004	77,844

Total minimum lease payments	$278,793

Rent expense was $198,316 and $192,722 for the years ended December 31, 2002 and 2001, respectively.

LEGAL PROCEEDINGS

The Company was involved in a litigation with a former employee which was settled in 2003. The Company is required to make various payments to the employee in the year 2003 totaling $46,000. This amount is included in accrued expenses in the accompanying consolidated balance sheet.

The Company is involved in legal proceedings and claims incidental to its normal course of business activities. Such legal proceedings and claims are either specifically covered by insurance or are not material. Management believes these matters should not have a material adverse impact on the Company’s financial position, results of operations or cash flows.

NOTE 10 -	RELATED PARTY TRANSACTIONS

As discussed in Note 9, the Company leases an apartment from a company controlled by two of its major shareholders and executives. Rent expense paid to these related parties amounted to $45,600 for each of the years ended December 31, 2002 and 2001.

As of December 31, 2002, the Company was indebted to four of its majors shareholders in the aggregate amount of $158,564. The loans bear interest at the rate of 10.5% per annum and are due on demand. Interest expense on these loans amounted to

HEALTHCARE DIALOG, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

NOTE 10 -	RELATED PARTY TRANSACTIONS (CONTINUED)

approximately $16,000 and $18,000 during the years ended December 31, 2002 and 2001, respectively.

As of December 31, 2002, the Company was owed approximately $286,000 from related parties. The Company determined that this receivable was uncollectible and wrote off the balance, resulting in a loss of $286,000 which in included in other expenses in the accompanying consolidated financial statements.

During 2002, the Company owed approximately $75,000 to a related party. The debt was forgiven by the related party. As a result, the Company recognized a gain of $75,000 which is included in other income in the accompanying consolidated financial statements.

NOTE 11 -	SUBSEQUENT EVENTS

On November 6, 2002, the Company entered into an Agreement for Merger (the “Agreement”) with Dialog Group, Inc. (“DGI”). On February 27, 2003, the Agreement was amended and the merger was consumed. It became effective on March 1, 2003. Upon consummation of the merger, the Company’s shareholders were issued 30,075,219 shares DGI’s Common Stock and 183,235 shares DGI’s newly created Class B-1 Preferred Stock. The amended agreement had called for an additional $1,650,000 in financing. One of DGI’s major shareholders had agreed to assure that at least $650,000 will be raised and had agreed to post negotiable collateral against its obligation to purchase up to 3,513,514 shares of DGI’s Common Stock. The parties subsequently canceled the shareholder’s guarantee that $650,000 will be raised and its obligation to purchase up to $3,513,514 shares of the DGI’s Common Stock. In return, the shareholder agreed to return to DGI 3,500,000 of DGI’s Common Stock that it owned.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
IP2M, Inc.
Houston, Texas

We have audited the accompanying balance sheet of IP2M, Inc. (“the Company”) as of December 31, 2002, and the related statements of operations, stockholders’ deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IP2M, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has significant accumulated deficiencies, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berenfeld, Spritzer, Shechter & Sheer

Miami, Florida
April 30, 2003

\Berenfeld, Spritzer, Shechter & Sheer\

IP2M, INC.

BALANCE SHEET

DECEMBER 31, 2002

ASSETS

Current Assets:
Cash	$7,014
Accounts receivable	61,974
Prepaid expenses and other current assets	94,230

Total current assets	163,218

Property and Equipment, Net	37,202

TOTAL ASSETS	$200,420

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:	$
Short term debt	887,500
Current maturity of long-term debt	3,530
Accounts payable	95,445
Accrued expenses	161,554
Deferred revenue	394,646

Total current liabilities	1,542,675

Long-Term Debt	9,417

TOTAL LIABILITIES	1,552,092

COMMITMENTS AND CONTINGENCIES	–

STOCKHOLDERS DEFICIENCY:

Preferred stock, $0.0010 par value; 1,000,000 shares authorized;
820,000 shares issued and outstanding with a liquidation
preference of $0.50 per share	820
Common stock, $0.0005 par value; 200,000,000 shares authorized;
14,267,664 shares issued and outstanding	7,134
Additional paid-in capital	4,576,079
Accumulated Deficit	(5,935,705)

Total stockholders deficiency	(1,351,672)

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIENCY	$200,420

The accompanying notes are an integral part of these financial statements.

IP2M, INC.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

REVENUES	$2,263,868

COST OF REVENUES	1,468,476

GROSS PROFIT	795,392

OPERATING EXPENSES:

Payroll and payroll related expenses	784,541
Selling and marketing	23,641
Depreciation and amortization	41,014
Loss on contract termination	125,000
Other general and administrative expenses	623,122

Total Operating Expenses	1,597,318

LOSS FROM OPERATIONS	(801,926)

OTHER INCOME (EXPENSES):

Interest income	885
Loss on sale of fixed assets	(45,041)
Interest expense	(99,459)

Net Other Expenses	(143,615)

NET LOSS	$(945,541)

The accompanying notes are an integral part of these financial statements.

IP2M, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

FOR THE YEAR ENDED DECEMBER 31, 2002

					ADDITIONAL
	PREFERRED STOCK		COMMON STOCK		PAID-IN		ACCUMULATED
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL		DEFICIT	TOTAL

Balance, January 1, 2002	820,000	$$820	13,093,443	$6,546	$4,573,817		$(4,990,164)	$(408,981)

Common stock issued for services			1,174,221	588	2,262			2,850

Net loss							(945,541)	(945,541)

Balance, December 31, 2002	820,000	$820	14,267,664	$7,134	$4,576,079	$	$(5,935,705)	$(1,351,672)

The accompanying notes are an integral part of these financial statements.

IP2M, INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2002

2002

Cash Flows from Operating Activities:
Net loss	$(945,541)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	41,014
Loss on sale of fixed assets	45,041
Common stock issued for services	2,850
Changes in operating assets and liabilities:
Increase in accounts receivable	(2,683)
Increase in prepaid expenses	(84,866)
Decrease in accounts payable	(318,128)
Increase in accrued expenses	138,508
Increase in deferred revenue	243,705

Net Cash Used in Operating Activities	(880,100)

Cash Flows from Investing Activities:
Proceeds from sale of fixed assets	830

Net Cash Provided by Investing Activities	830

Cash Flows from Financing Activities:
Proceeds from short-term debt	837,500
Proceeds from long-term debt	12,947

Net Cash Provided by Financing Activities	850,447

Net decrease in cash	(28,823)

Cash, January 1, 2002	35,837

Cash, December 31, 2002	$7,014

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid during the period	$99,459

Income taxes paid during the period	$–

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:

Common stock issued for services	$2,850

The accompanying notes are an integral part of these financial statements.

IP2M, INC.

NOTES TO FINANCIAL STATEMENT

DECEMBER 31, 2002

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND CAPITALIZATION

Ineedacorp.com, Inc. was incorporated on June 17,1999. IP2M, Inc. was incorporated on December 21, 2000. Ineedacorp.com was merged into IP2M, Inc. in January 2001 and was dissolved. The surviving entity is IP2M, Inc. (the “Company”).

The Company’s authorized capital stock consists of 200,000,000 shares of common stock, $0.0005 par value per share, and 1,000,000 shares of Series A preferred stock, $0.0010 par value per share. In the event of any dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, the preferred shareholders are entitled to receive $0.50 per share plus unpaid dividends prior to any distribution to holders of common shares. If remaining net assets available for distribution is insufficient to permit payment to which each preferred shareholder is entitled, the remaining assets and funds legally available for distribution shall be distributed ratably to each preferred shareholder.

NATURE OF OPERATIONS

The Company is a marketing company that has developed a marketing platform in healthcare that integrates radio, television, and the Internet to assist clients in targeting consumers. The Company offers a national solution using the existing loyalty of the local radio and television stations to drive traffic to the client’s content and advertising within the IP2M platform.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The company recognizes income as it is earned over the period that the advertising is incurred.

CASH EQUIVALENTS

Short-term investments with original maturities of 90 days or less from the date of acquisition are classified as cash equivalents. The Company had no cash equivalents as of December 31, 2002.

IP2M, INC.

NOTES TO FINANCIAL STATEMENT

DECEMBER 31, 2002

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK

Cash

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash.

The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. From time to time, the Company had cash in financial institutions in excess of federally insured limits. The Company had no cash in excess of FDIC limits as of December 31, 2002.

Major Customers

During 2002, the Company received $1,080,000, forty-eight percent (48%) of its revenue from one customer. This customer has signed a long-term contract, which expires in December 2003.

ACCOUNTS RECEIVABLE

The Company conducts business and extends credit based on the evaluation of its customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. Recoveries of accounts previously written off are recognized as income in the periods in which the recoveries are made. As of December 31, 2002, the Company considers accounts receivable to be fully collectible. Accordingly, no allowance for doubtful accounts has been provided.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets generally 3 to 5 years.

Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense currently. Any gain or loss on disposition of assets is recognized currently.

IP2M, INC.

NOTES TO FINANCIAL STATEMENT

DECEMBER 31, 2002

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts using enacted rates in effect for the year in which the differences are expected to reverse. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising costs for the year ended December 31, 2002 were immaterial.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, accrued liabilities and loans and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

IP2M, INC.

NOTES TO FINANCIAL STATEMENT

DECEMBER 31, 2002

NOTE 1 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COMPENSATED ABSENCES

The Company does not accrue for compensated absences and recognizes the costs of compensated absences when actually paid to employees. Accordingly, no liability for such absences has been recorded in the accompanying consolidated financial statements. Management believes the effect of this policy is not material to the accompanying financial statements.

STOCK-BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations, in accounting for its employee stock options rather than the alternative fair value accounting followed by SFAS No. 123, “Accounting for Stock-Based Compensation.” APB No. 25 provides that the compensation expense relative to the Company’s employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro-forma disclosure of the impact of applying the fair value method of SFAS No. 123.

Equity instruments issued to non-employees are accounted for at fair value. The fair value of the equity instrument is determined using either the fair value of the underlying stock or the Black-Scholes option-pricing model.

NOTE 2 -	GOING CONCERN CONSIDERATIONS

The accompanying financial statements have been presented in accordance with accounting principles generally accepted in the United States of America, which assume the continuity of the Company to continue as a going concern. However, the Company has incurred substantial losses resulting in an accumulated deficit of approximately $5,936,000 as of December 31, 2002. The Company’s current liabilities exceed current assets by approximately $1,379,000 at December 31, 2002. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern.

Management’s plans with regards to these issues are as follows:

•	Merger with Dialog Group, Inc., as described in Note 10. Management believes that substantial cost savings will incur as a result of the merger.

•	Reduction of all-unnecessary expenses and elimination of staff down to a minimal level.

IP2M, INC.

NOTES TO FINANCIAL STATEMENT

DECEMBER 31, 2002

NOTE 2 -	GOING CONCERN CONSIDERATIONS (CONTINUED)

Presently, the Company cannot ascertain the eventual success of management’s plans with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the eventual outcome of the risks and uncertainty described above.

NOTE 3 -	PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2002:

Computer equipment	$81,120
Furniture and fixtures	23,059
Telephone equipment	18,834
Trade show exhibits	17,415

140,428

Less: Accumulated depreciation	(103,226)

Property and equipment, net	$37,202

Depreciation expense was $41,014 for the year ended December 31, 2002.

NOTE 4 -	SHORT-TERM DEBT

Short-term debt consisted of the following as of December 31, 2002:

10% convertible promissory notes due at various times in 2003	$392,500
10% bridge loans, due at various times in 2003	185,000
18% short-term debt due at various times in 2003	310,000

Total	$887,500

The convertible promissory notes and the bridge loans were issued with warrants entitling the holders to purchase shares of the Company’s common stock at prices ranging from $0.50 to $2.50 (See Note 6). The warrants were to expire in January 2004.

As of February 17, 2003, all but $100,000 of the convertible promissory notes were converted into shares of the Company’s common stock prior to the acquisition of the Company by Dialog Group, Inc., as discussed in Note 10, and all of the warrants outstanding were cancelled.

IP2M, INC.

NOTES TO FINANCIAL STATEMENT

DECEMBER 31, 2002

NOTE 5 -	INCOME TAXES

At December 31, 2002, the Company had federal and state net operating losses of approximately $5,900,000, that are subject to annual limitations through 2014. The losses are available to offset future taxable income.

The temporary differences that give rise to deferred tax assets and liabilities at December 31, 2002 are as follows:

Deferred tax assets:
Net operating losses	$2,300,000

Total deferred tax assets	2,300,000
Less: valuation allowance	(2,300,000)
Net deferred tax liabilities	–

Net deferred tax assets	$–

In assessing the amount of deferred tax asset to be recognized, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. It is not possible at this time to determine that the deferred tax asset is more likely to be realized than not. Accordingly, a full valuation allowance has been established for all periods presented.

Various tax laws imposed substantial restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change”, as defined by the Internal Revenue Code. A change of ownership of greater than 50% of a corporation within a three-year period will place an annual limitation on a corporation’s ability to utilize its existing tax benefit carryforwards. Under such circumstances, the potential benefits from utilization of the tax loss carryforwards as of that date may be substantially limited or reduced on an annual basis.

The effective tax rate for the periods ended December 31, 2002 are as follows:

U.S statutory tax rate	35%
State and local taxes	4
Less: Valuation allowance	(39)

Effective tax rate	0%

NOTE 6 -	COMMON STOCK, STOCK OPTIONS AND WARRANTS

COMMON STOCK

During 2002 Company issued 1,174,221 shares of its Common Stock to consultants for services rendered valued at $2,850, based on the value of the services.

IP2M, INC.

NOTES TO FINANCIAL STATEMENT

DECEMBER 31, 2002

NOTE 6 -	COMMON STOCK, STOCK OPTIONS AND WARRANTS (CONTINUED)

STOCK OPTIONS

The Company has reserved a maximum of 5,000,000 shares of common stock to be issued in connection with various stock option plans and warrants as described below.

Nonqualified Stock Option Plan

The Company has a nonqualified stock option plan which provides for the granting of options to key employees. The option prices, number of shares and grant date are determined at the discretion of the Company’s Board of Directors. Grantees vest in the options according to management objectives. Options granted under the plan are exercisable for a period not to exceed 10 years from the option grant date.

There were no nonqualified options outstanding at December 31, 2002 under this plan.

Employee Incentive Stock Options

The Company has an incentive stock options plan for key employees. The Board of Directors determines the employees and number of options each optionee is to receive. The option price shall not be less than the greater of 100% of the fair market value of the shares of stock on the date of grant or the aggregate par value of the shares of stock on the date of grant. Unexercised options expire automatically upon termination of the optionee’s employment.

Incentive stock options were as follows as of December 31, 2002:

	Number of Shares	Weighted Average Exercise Price

Options outstanding, January 1, 2002	3,338,500	$0.86
Options granted	20,000	1.00
Options exercised, forfeited and expired	(258,000)	0.86

Options outstanding, December 31, 2002	3,100,500	$ 0.86

IP2M, INC.

NOTES TO FINANCIAL STATEMENT

DECEMBER 31, 2002

NOTE 6 -	COMMON STOCK, STOCK OPTIONS AND WARRANTS (CONTINUED)

WARRANTS

As of December 31, 2002, the Company had warrants outstanding that allow the holders to purchase shares of common stock as follows:

	Number of Warrants	Exercise Price

	930,000	$ 2.50 per share
	97,000	$ 1.00 per share
	1,492,500	$ 0.50 per share
	800,000	$ 0.30 per share

Total	3,319,500

The warrants were exercisable through 2010. As discussed in Note 10, 285,000 shares of the Company’s common stock were issued in exchange for 1,440,000 warrants. The remaining warrants were canceled as a result of the acquisition of the Company by Dialog Group, Inc.

NOTE 7 -	EMPLOYEE SAVINGS PLAN

The Company maintains a Section 401(k) Profit Sharing Plan (the “Plan”). Under the plan, eligible employees may voluntarily contribute up to 15% of their compensation not to exceed the maximum allowed by the applicable Internal Revenue Service guidelines. The company does not match employee contributions.

The 401(k) plan was discontinued on December 31, 2002.

NOTE 8 -	COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company leases its premises under non-cancelable operating leases expiring in various date trough 2003.

Future minimum annual rentals under all non-cancelable operating leases due in 2003 amount to approximately $25,000,

Rent expense was $72,749 year ended December 31, 2002.

IP2M, INC.

NOTES TO FINANCIAL STATEMENT

DECEMBER 31, 2002

NOTE 8 -	COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEGAL PROCEEDINGS

The Company is involved in legal proceedings and claims incidental to its normal course of business activities. Such legal proceedings and claims are either specifically covered by the insurance or are not material. Management believes these matters should not have a material adverse impact on the financial position, results of operations or cash flows.

AGREEMENTS

Some of the agreements that IP2M has with the media networks have financial obligations. The Clear Channel contract that expires in December of 2003 requires monthly payments $22,000 by the 5th of the month. Non-payment is an automatic trigger for termination. The IBS contract is currently under re-negotiation to add Cox TV, an NBC owned and operated station, to the network. However, the contract as it stands today requires that an additional $350,000 be paid to IBS by December 31 of 2003 to renew through 2004.

NOTE 9 -	RELATED PARTY TRANSACTIONS

The company reported revenue of $371,482 for the year ended December 31, 2002 for transactions with customers who are also shareholders and Board members.

NOTE 10 -	SUBSEQUENT EVENTS

ACQUISITON BY DIALOG GROUP, INC.

On November 23, 2002, the Company entered into a Letter of Intent relative to its proposed acquisition by Dialog Group, Inc. (“DGI”). On February 24, 2003, the acquisition was finalized and the merger was consumed. It became effective on March 1, 2003. Upon consummation of the merger, the Company’s shareholders were issued 6,191,029 shares of DGI’s Common Stock and 44,312 shares of DGI’s newly created Class B-1 Preferred Stock. The agreement provided for the Company to receive 589,710 additional shares of common stock and 3,593 shares of Class B-1 Preferred Stock subject to the Company acquiring 50% of Healthcare Horizons, Inc. and the assets of Azimuth Target Marketing, Inc. Since the Company subsequently signed an agreement for such acquisitions, the additional shares were issued to the Company’s shareholders. In addition, the Company’s shareholders may be issued approximately 700,000 shares of DGI common stock if certain financial goals are met.

IP2M, INC.

NOTES TO FINANCIAL STATEMENT

DECEMBER 31, 2002

NOTE 10 -	SUBSEQUENT EVENTS (CONTINUED)

CONVERSION OF SHORT-DEBT DEBT AND ACCOUNTS PAYABLE

Prior to the acquisition of the Company by DGI, a total 14,868,367 shares of the Company’s common stock were issued for the following:

•	8,845,759 shares of common stock were issued to cancel $787,500 of short-term debt outstanding and $ 145,341 of accrued interest. The remaining $100,000 loan was assumed by DGI.

•	Accounts payable totaling $45,675 were converted to 467,200 shares of common stock. Individual negotiations were held with six vendors who agreed to the conversion.

•	Accrued expenses of $61,791 were converted to 661,713 shares of common stock.

•	820,000 shares of preferred stock were converted into 2,279,600 shares of common stock.

•	1,440,000 warrants were exchanged for 285,000 shares of common stock.

•	2,329,095 shares of common stock were issued for services.

DIALOG GROUP, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Introduction to Pro Forma Financial Information

The following unaudited pro forma combined financial information gives effect to the acquisition of Healthcare Dialog, Inc. and Subsidiaries (“HCD”) and IP2M, Inc. (“IP2M”), effective March 1, 2003.

The consideration paid by Dialog Group, Inc. (“the Company” or “DGI”) for the acquisition of HCD consisted of 30,075,219 shares of the Company’s common stock and 183,235 shares of the Company Class B-1 preferred stock. The agreement called for an additional $1,650,000 in financing. One of the Company’s major shareholders had agreed to assure that at least $650,000 will be raised and had agreed to post negotiable collateral against its obligation to purchase up to 3,513,514 shares of the Company’s common stock. The parties subsequently canceled the shareholder’s guarantee that $650,000 will be raised and its obligation to purchase up to $3,513,514 shares of the Company’s common stock. In return, the shareholder returned to the Company 3,500,000 of the company’s common stock that it owned. The 3,500,000 were accounted for as a reduction of the purchase price, resulting in net shares of common stock of 26,575,219 issued to HCD. The consideration also includes $76,958 of estimated transactions costs.

The consideration paid by the Company for the acquisition of IP2M consisted of 6,191,029 shares of the Company’s common stock and 44,312 shares of the Company’s Class B-1 preferred stock. In addition, the agreement provided for IP2M to receive 589,710 shares of common stock and 3,593 shares of preferred stock subject to the Company acquiring 50% of Healthcare Horizons, Inc. and the assets of Azimuth Target Marketing, Inc. On April 18, 2002, the Company completed the two acquisitions and the additional shares were issued to the IP2M’s shareholders. In addition, IP2M’s shareholders may be issued approximately 700,000 shares of the Company’s common stock if certain financial goals are met. The consideration also includes $69,274 of estimated transactions costs.

Of the approximately 70,203,000 shares of common stock outstanding after the consummation of both transactions (giving effect to the conversion of the preferred stock), HCD controls 48.45% of the combined entity, DGI controls 40.29% of the combined entity, with IP2M controlling the remaining 11.26%. In addition, HCD currently controls the Board of Directors, with two of the current four members being former officers of HDC. As a result, HCD was deemed the accounting acquirer and the acquisition of HCD is accounted for as a reverse acquisition.

The unaudited pro-forma condensed combined balance sheet of the Company gives effect to the acquisitions as if they had been completed as of December 31, 2002. The unaudited pro-forma condensed combined statement of operations gives effect to the acquisitions as if they had been completed as of January 1, 2002. The pro-forma adjustments are described in the accompanying notes.

The accompanying unaudited pro-forma condensed combined financial statements are presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisitions

Introduction to Pro Forma Financial Information (Continued)

taken place on December 31, 2002 or on January 1, 2002, nor is it indicative of the results that may be expected for future periods. The pro-forma condensed combined financial statements should be read in conjunction with the Company’s consolidated financial statements and related notes filed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 and in conjunction with the audited financial statements of HCD and IP2M and related notes included in this Current Report on Form 8-K/A.

DIALOG GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO-FORMA BALANCE SHEET

AS OF DECEMBER 31, 2002

	HDC	DGI	IP2M		Pro-Forma		Pro-Forma
	Historical	Historical	Historical	Total	Adjustments		Combined

		ASSETS

Current Assets:
Cash	$94,390	$54,111	$7,014	$155,515	$–		$155,515
Accounts receivable, net	104,275	461,099	61,973	627,347	–		627,347
Inventories	–	12,858	–	12,858	–		12,858
Other receivable	30,800	–	–	30,800	–		30,800
Prepaid expenses	41,257	256,289	94,230	391,776	–		391,776

Total Current Assets	270,722	784,357	163,217	1,218,296	–		1,218,296
Property and equipment, net	96,374	128,300	37,203	261,877	35,450	(a)	297,327
Note receivable	–	100,000	–	100,000	–		100,000
Goodwill	–	–	–	–	654,224	(a)	4,474,888
		–	–	–	3,820,664	(b)	–
Other assets	26,520	15,457	–	41,977	–		41,977

Total Assets	$393,616	$1,028,114	$200,420	$1,622,150	$4,510,338		$6,132,488

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

Current Liabilities:
Accounts Payable	$497,566	$1,386,307	$49,770	$1,933,643	$–		$1,933,643
Accrued expenses	91,617	1,195,650	–	1,287,267	69,274	(a)	1,433,499
					76,958	(b)
Deferred revenue	330,932	405,442	394,646	1,131,020	–		1,131,020
Short-term debt	100,444	400,000	103,530	603,974			603,974
Due to related parties	–	140,243	–	140,243	–		140,243
Shareholders’ loans	158,564	–	–	158,564	–		158,564
Other current liabilities	–	227,039	2,549	229,588			229,588

Total Current Liabilities	1,179,123	3,754,681	550,495	5,484,299	146,232		5,630,531

Long-term debt	–	–	9,417	9,417	–		9,417

Total Liabilities	1,179,123	3,754,681	559,912	5,493,716	146,232		5,639,948

Stockholders’ Equity (Deficiency):
Preferred stock		216,517		216,517	1,916	(a)	225,762
					(209,188)	(b)
					216,517	(c)
Common stock	11,800	20,284	24,807	56,891	(18,026)	(a)	53,640
					6,291	(b)
					8,484	(c)
APIC	1,755,035	15,570,692	5,620,178	22,945,905	(5,367,967)	(a)	2,765,480
					(14,587,457)	(b)
					(225,001)	(c)
Accumulated deficit	(2,552,342)	(18,534,060)	(6,004,477)	(27,090,879)	6,004,477	(a)	(2,552,342)
	–	–	–	–	18,534,060	(b)	–

Total Stockholders’ Equity (Deficiency)	(785,507)	(2,726,567)	(359,492)	(3,871,566)	4,364,106	-	492,540
Total Liabilities and Stockholders’
Equity (Deficiency)	$393,616	$1,028,114	$200,420	$1,622,150	$4,510,338		$6,132,488

See accompanying notes

DIALOG GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO-FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

	HDC	DGI	IP2M		Pro-Forma	Pro-Forma
	Historical	Historical	Historical	Total	Adjustments	Combined

REVENUES	$3,433,880	$4,798,496	$2,263,868	$10,496,244	$–	$10,496,244
COST OF REVENUES	2,107,360	2,569,783	1,468,476	6,145,619	–	6,145,619

GROSS PROFIT	1,326,520	2,228,713	795,392	4,350,625	–	4,350,625

COSTS AND EXPENSES:
Sales and marketing	167,937	630,201	23,641	821,779	–	821,779
Payroll and payroll related expenses	509,208	3,223,725	784,541	4,517,474	–	4,517,474
Depreciation and amortization	31,177	208,863	41,014	281,054	–	281,054
Loss on website development impairment	300,000	38,899	–	338,899	–	338,899
Loss on fixed asset impairment	95,067	151,863	–	246,930	–	246,930
Loss on goodwill impairment	624,859	1,133,405	–	1,758,264	–	1,758,264
Loss on trademark impairment	15,625	–	–	15,625	–	15,625
Loss on contract termination	–	–	125,000	125,000	–	125,000
Other operating expenses	770,268	2,415,903	643,767	3,829,938	–	3,829,938

Total Costs and Expenses	2,514,141	7,802,859	1,617,963	11,934,963	–	11,934,963
LOSS FROM OPERATIONS	(1,187,621)	(5,574,146)	(822,571)	(7,584,338)	–	(7,584,338)
OTHER INCOME (EXPENSES):

Gain on debt settlement	–	1,003,831	–	1,003,831	–	1,003,831
Interest expense	(45,074)	(227,303)	(147,586)	(419,963)	–	(419,963)
Net loss on sale of fixed assets	–	(14,217)	(45,041)	(59,258)	–	(59,258)
Foreign currency transaction loss	–	(96,758)	–	(96,758)	–	(96,758)
Gain on sale of securities	–	240,307	–	240,307	–	240,307
Other income	112,642	88,420	885	201,947	–	201,947
Other expense	(292,198)	(160,502)	–	(452,700)	–	(452,700)

Net Other Income (Expenses)	(224,630)	833,778	(191,742)	417,406		417,406

LOSS BEFORE MINORITY INTEREST	(1,412,251)	(4,740,368)	(1,014,313)	(7,166,932)	–	(7,166,932)

MINORITY INTEREST	24,366	–	–	–	–	–

NET LOSS	(1,387,885)	(4,740,368)	(1,014,313)	(7,166,932)	–	(7,166,932)

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	–	31,083	–	31,083	–	31,083

TOTAL COMPREHENSIVE LOSS	$(1,387,885)	$(4,709,285)	$(1,014,313)	$(7,135,849)	$–	$(7,135,849)

NET LOSS PER SHARE, BASIC AND DILUTED	$–	$(0.64)	$–	$(0.18)	$–	$(0.18)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING, BASIC AND DILUTED	–	7,409,302	–	40,765,260	–	40,765,260

See accompanying notes

DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO-FORMA COMBINED

FINANCIAL STATEMENTS

NOTE 1 -	BASIS OF PRESENTATION

The accompanying unaudited pro-forma condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

NOTE 2 -	ACQUISITION OF HDC

The following set forth the consideration paid by the Company, which may be subject to certain adjustments:

Restricted common shares ( 26,575,219 at $0.03 per share)	$797,257

Restricted preferred shares (183,235 at $1.20 per share)	219,882

Estimated transaction costs	76,958

Total Purchase Price	$1,094,097

For purpose of determining the price of the common stock, management believes that the best reference is the price of recent sales of the Company’s common stock. During the month of March 2003, the Company sold shares of its common stock in reliance of Regulation S to foreign investors at $0.06 per share. Since the shares issued in this acquisition were not sold in reliance of Regulation S, which is less restrictive, and there are additional restrictions, management believes that an additional discount of 50% should be applied to the $0.06 per share, resulting in a price of $0.03 per share.

Similarly, since each preferred share is convertible into 40 shares of common stock, management believes that the preferred shares should be valued at 40 times $0.03, or $1.20 per share.

The following table set forth the preliminary allocation of the purchase price to DGI’s tangible and intangible assets acquired and liabilities assumed as of December 31, 2002:

DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO-FORMA COMBINED

FINANCIAL STATEMENTS

NOTE 2 -	ACQUISITION OF HDC (CONTINUED)

Cash	$54,111
Accounts receivable	461,099
Inventory	12,858
Prepaid expenses and other current assets	256,289
Property and equipment	128,300
Other receivable	100,000
Other assets	15,457
Goodwill	3,820,664
Accounts payable and accrued expenses	(2,581,957)
Deferred revenue	(405,442)
Other current liabilities	(227,039)
Short term debt	(540,243)

Total	$1,094,097

NOTE 3 -	ACQUISITION OF IP2M

The following set forth the consideration paid by the Company, which may be subject to certain adjustments:

Restricted common shares (6,780,739 at $0.03 per share)	$203,422

Restricted preferred shares (47,905 at $1.20 per share)	57,486

Estimated transaction costs	69,274

Total Purchase Price	$330,182

The prices of the common shares and preferred shares issued in this acquisition were determined as described in Note 2.

Subsequent to December 31, 2002, and prior to the acquisition of IP2M by DGI, IP2M converted all of its preferred shares, approximately $787,500 of debt and accrued interest of $145,341, accounts payable and accrued expenses of approximately $107,466 and 1,440,000 warrants into 12,539,272 shares of IP2M common stock. In addition, the Company issued an additional 2,329,095 shares of common stock for services. Since such conversions and issuances were a pre-condition for the merger, IP2M historical December 31, 2002 financial statements were adjusted to reflect the conversions.

The following table set forth the preliminary allocation of the purchase price of IP2M’s tangible and intangible assets acquired and liabilities assumed as of December 31, 2002:

DIALOG GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO-FORMA COMBINED

FINANCIAL STATEMENTS

NOTE 3 -	ACQUISITION OF IP2M (CONTINUED)

Cash	$7,014
Accounts receivable	61,973
Prepaid expenses and other current assets	94,230
Property and equipment	72,653
Goodwill	654,224
Accounts payable and accrued expenses	(52,319)
Deferred revenue	(394,646)
Short term debt	(103,530)
Long-term debt	(9,417)

Total	$330,182

NOTE 4 -	PRO-FORMA ADJUSTMENTS

The pro-forma condensed combined financial statements give effect to the following pro-forma adjustments in connection with the acquisitions:

(a)	To reflect the purchase consideration regarding the acquisition of IP2M and the preliminary allocation to net assets acquired and liabilities assumed based on fair values as described in Note 3.

(b)	To reflect the purchase consideration regarding the acquisition of HDC and the preliminary allocation to net assets acquired and liabilities assumed of DGI based on fair value, as described in Note 2.

(c)	To record reverse merger adjustments.

Adjustments to the unaudited pro-forma statement of operations were deemed immaterial.

Exhibit Number	Description

2.4	Compromise Agreement by and among Dialog Group, Inc., a Delaware corporation, (“DGI”), Cater Barnard, plc, a corporation of England and Wales (“CB”), and Stephen Dean

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOG GROUP, INC.

Date: May 15, 2003	By:

Peter V. DeCrescenzo, President & CEO

INDEX TO EXHIBITS

Exhibit Number	Description	Page

2.4	Compromise Agreement by and among Dialog Group, Inc., a Delaware corporation, (“DGI”), Cater Barnard, plc, a corporation of England and Wales (“CB”), and Stephen Dean.